SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 3, 2021

Loyalty Ventures Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, Texas 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On November 3, 2021, in connection with the previously announced spin-off of Loyalty Ventures Inc. (the “Company”) from Alliance Data Systems Corporation, which is to be effective as of 11:59 p.m. Eastern Time on November 5, 2021, the Company, as borrower, entered into a senior secured credit agreement (the “Credit Agreement”) with certain subsidiaries, as additional borrowers, and certain other subsidiaries, as guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”). The Credit Agreement provides for $825 million in aggregate principal amount of Senior Credit Facilities, consisting of a $175 million term loan A facility (the “Term Loan A Facility”), a $500 million term loan B facility (the “Term Loan B Facility” and together with the Term Loan A Facility, the “Term Loan Facilities”) and a revolving credit facility in the maximum amount of $150 million (the “Revolving Credit Facility”). Up to $50 million of the Revolving Credit Facility is available for the issuance of letters of credit and up to $25 million of the Revolving Credit Facility is available for swing line loans.

The Term Loan A Facility and Revolving Credit Facility will mature November 3, 2026. The Term Loan B Facility will mature November 3, 2027. The Senior Credit Facilities are secured by substantially all of the present and future assets, subject to customary exceptions, of the Company and its subsidiary guarantors, including (i) the Amended and Restated License to Use the Air Miles Trade Marks in Canada and (ii) the Amended and Restated License to Use and Exploit the Air Miles Scheme in Canada ((i) and (ii) together, the “License Agreements”). The License Agreements are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3.

The proceeds of the Revolving Credit Facility will be used for general corporate purposes of the Company and its subsidiaries, including for capital expenditures, permitted acquisitions, and working capital needs. The proceeds of the Term Loan Facilities will be used to finance a portion of the $750.0 million distribution by the Company to Alliance Data Systems Corporation in connection with the transfer of Alliance Data Systems Corporation’s “LoyaltyOne” business to the Company and related transactions undertaken to complete the spinoff.

Borrowings under the Credit Agreement may be made in U.S. Dollars and Euro, and, subject to approval by Lenders, other currencies that are readily available and freely transferable and convertible into U.S. Dollars. The outstanding U.S. Dollar borrowings under the Term Loan A Facility bear interest at a rate elected by the relevant borrower that is based on (i) the Base Rate (as defined in the Credit Agreement), subject to a floor of 1.00% per annum, plus an applicable margin that ranges from 2.00% per annum to 2.75% per annum  depending on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) or (ii) the Eurocurrency Rate (as defined in the Credit Agreement), subject to a floor of 0.00% per annum, plus an applicable margin that ranges from 3.00% per annum to 3.75% per annum depending on the Consolidated Total Leverage Ratio. The outstanding U.S. Dollar borrowings under the Term Loan B Facility bear interest at a rate elected by the relevant borrower that is based on (i) the Base Rate, subject to a floor of 1.50% per annum, plus an applicable margin of 3.50% per annum or (ii) the Eurocurrency Rate, subject to a floor of 0.50% per annum, plus an applicable margin of 4.50% per annum. The Company is obligated to pay a commitment fee quarterly, which ranges from 0.40% to 0.50% per annum of the unused portion of the aggregate revolving commitment, which fee is also dependent on the Consolidated Total Leverage Ratio.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, additional liens, sales of assets, mergers and consolidations, distributions and other restricted payments, and transactions with affiliates.

The Term Loan A Facility and Revolving Credit Facility are subject to a financial maintenance covenant that requires the maintenance of the Consolidated Total Leverage Ratio as described below:
Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
December 31, 2021 through September 30, 2022	5.00:1.00
December 31, 2022 through September 30, 2023	4.50:1.00
December 31, 2023 and each fiscal quarter thereafter	4.25:1.00

Commencing with the fiscal year ending December 31, 2022, the Credit Agreement requires, on an annual basis, the prepayment of the Term Loan B Facility with either 0%, 25% or 50% of Excess Cash Flow (as defined in the Credit Agreement), depending on the Consolidated Secured Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross-default, bankruptcy and change of control. The Credit Agreement also contains an event of default that is triggered if the Form 10 Transactions shall not have been consummated, and the Company shall not be an independent, publicly traded company, by 5:00 p.m. on the day that is two Business Days after the Closing Date.

Upon the occurrence and during the continuance of any event of default the Lenders may, among other remedies, accelerate all of the indebtedness under the Credit Agreement.

The foregoing descriptions are summaries of the material terms of the Credit Agreement and are not complete and are subject to, and qualified in their entirety by, the complete text of the Credit Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

*10.1
Credit Agreement, dated as of November 3, 2021, by and among Loyalty Ventures Inc., Brand Loyalty Group B.V., Brand Loyalty Holding B.V. and Brand Loyalty International B.V., as borrowers, certain other subsidiaries as guarantors, Bank of America N.A., ., as administrative agent and collateral agent, and certain other lenders party thereto.

*10.2
Amended and Restated License to Use the AIR MILES Trade Marks in Canada, dated as of July 24, 1998, by and between Air Miles International Holdings N.V. and Loyalty Management Group Canada Inc. (assigned by Air Miles International Holdings N.V. to Air Miles International Trading B.V. by a novation agreement dated as of July 18, 2001 and further assigned to AM Royalties Limited Partnership, a wholly owned subsidiary of  Diversified Royalty Corp., in connection with an asset purchase agreement dated August 25, 2017).

*10.3
Amended and Restated License to Use and Exploit the AIR MILES Scheme in Canada, dated July 24, 1998, by and between Air Miles International Trading B.V. and Loyalty Management Group Canada Inc. as assigned by Air Miles International Trading B.V. to AM Royalties Limited Partnership, a wholly owned subsidiary of  Diversified Royalty Corp., in connection with an asset purchase agreement dated August 25, 2017.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Loyalty Ventures hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: November 4, 2021	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary